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                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549-1004

                            _____________________


                                   FORM 8-K

                            _____________________


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 7, 2000


                            _____________________


                         Providence Energy Corporation
            (Exact name of registrant as specified in its charter)

                            _____________________

        Rhode Island                  1-10032               05-0389170
      (State or other            (Commission File        (I.R.S. Employer
      jurisdiction of                 Number)          Identification No.)
      incorporation or
       organization)

    100 Weybosset Street                                      02903
  Providence, Rhode Island                                  (Zip Code)
   (Address of principal
     executive offices)



       Registrant's telephone number, including area code (401) 272-5040




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Item 5.  Other Events

     Providence Energy Corporation (the "Company") has decided to explore a number of strategic options related to its gas marketing subsidiary, Providence Energy Services ("PES"), including the sale of the business. The retail natural gas and electricity markets in New England have developed much more slowly than expected. The Company has determined that it will be better served by focusing on its core natural gas and oil distribution businesses. Southern Union Company (which has agreed to acquire the Company pursuant to an Agreement and Plan of Merger dated as of November 15, 1999) has approved this decision. The Company's goal is to determine the course of action with respect to PES by August 31, 2000. In the meantime, PES will continue to operate in the ordinary course.



































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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               Providence Energy Corporation


                               By:  /Susann G. Mark/
                                    _______________________________________
                                    Name:   Susann G. Mark
                                    Title:  Vice President, General Counsel
                                            and Corporate Secretary


Dated:  July 7, 2000


































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